Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	 For the period ended December 31, 2004, Putnam
Management has assumed $9,893 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.



74U1		Class A		9,357
		Class B 	3,622
		Class C 	679

74U2		Class M 	248
		Class R		9
		Class Y		627

74V1		Class A 	21.59
		Class B 	21.14
		Class C 	21.14

74V2		Class M 	21.30
		Class R		21.54
		Class Y		21.65